EXHIBIT 23.5

CONSENT OF HELIVALUES

Reference is made to the report entitled “Appraisal Report of the Fair Market Value on 244 helicopters” dated March 5, 2014, which the undersigned has prepared for CHC Group Ltd. (the “Report”).

The undersigned hereby consents to the inclusion of references to its name and references to, and information derived from, the Report, in the Registration Statement on Form S-1 of CHC Group Ltd. (the “Registration Statement”), which is being filed with the United States Securities and Exchange Commission (the “SEC”), and any subsequent amendments to the Registration Statement filed with the SEC.

In addition, the undersigned hereby consents to CHC Group Ltd. providing the Report to its affiliates, and its and their respective directors, officers, employees, and agents (including attorneys, financial advisors and accountants).

Dated this 17th day of September, 2014.

HELIVALUES

By:     /s/ Jason D. Kmiecik
Name: Jason Kmiecik
Title: Chief Appraiser

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